Report of Independent Registered Public Account ing Firm

To the Shareholders and
Board of Trustees of
Money Market Obligations Trust

In planning and performing our audits of the fina ncial statements of Federated Government
Obligations Fund, Federated Government Obligation s Tax-Managed Fund, Federated Municipal
Obligations Fund, Federated Prime Cash Obligation s Fund, Federated Prime Obligations Fund,
Federated Prime Value Obligations Fund, Federated
 Tax-Free Obligations Fund, and Federated
Treasury Obligations Fund (collectively, the Fund s), each a portfolio of Money Market
Obligations Trust, as of and for the year ended J uly 31, 2014, in accordance with the standards of the Public Company Accounting Oversight Board
(United States), we considered the Funds' internal control over financial reporting, includ ing controls over safeguarding securities, as a basis for designing our auditing procedures for th e purpose of expressing our opinion on the financial statements and to comply with the requi rements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiven ess of the Funds' internal control over financial reporting. Accordingly, we express no s uch opinion.

Management of the Funds is responsible for establi shing and maintaining effective internal control over financial reporting. In fulfilling th is responsibility, estimates and judgments by management are required to assess the expected ben efits and related costs of controls. A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial re porting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that
(1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to per mit preparation of financial statements in accordance with generally accepted accounting princ iples, and that receipts and expenditures of the company are being made in accordance with author izations of management and directors of the company; and (3) provide reasonable assurance re garding prevention or timely detection of the unauthorized acquisition, use, or disposition of the company's assets that could have a material affect on the financial statements.

Because of its inherent limitations, internal contro l over financial reporting may not prevent or detect misstatements. Also, projections of any eval uation of effectiveness to future periods are subject to the risk that controls may become inadeq uate because of changes in conditions, or that the degree of compliance with the policies or proce dures may deteriorate

A deficiency in internal control over financial repo rting exists when the design or operation of a control does not allow management or employees, in t he normal course of performing their assigned functions, to prevent or detect misstatemen ts on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in i nternal control over financial reporting, such that there is a reasonable possibility that a materia l misstatement of the Funds' annual or interim financial statements will not be prevented or detect ed on a timely basis.

Our consideration of the Funds' internal control ove r financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses un der standards established by the Public
Company Accounting Oversight Board (United States). H owever, we noted no deficiencies in the Funds' internal control over financial reporting and its operation, including controls over safeguarding securities that we consider to be a mater ial weakness as defined above as of July
31, 2014.

This report is intended solely for the information and
 use of management and the Board of
Trustees of Federated Money Market Obligations Trust and the Securities and Exchange
Commission and is not intended to be and should not b e used by anyone other than those specified parties.

s/ KPMG

Boston, Massachusetts
September 23, 2014